`

                                                                   EXHIBIT 4.44

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25106 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES FILED UNDER THE ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED.

                        WARRANT TO PURCHASE CAPITAL STOCK

                                       OF

                                THE RICEX COMPANY

This Warrant is entered into pursuant to the terms of the Severance Agreement and Mutual Release of Claims Agreement between Edward G. Newton and The RiceX Company (the "Company"). The Company hereby grants to Edward G. Newton, or her permitted registered assigns ("Registered Holder"), subject to the terms and conditions of this Warrant, the right to purchase from the Company at any time after the date of this Warrant and prior to 5:00 p.m. Pacific Time on March 31, 2003, up to the number of shares (subject to adjustment as set forth herein and rounded to whole shares) of Warrant Stock (as defined below) at a purchase price per share equal to the Purchase Price (as defined below) subject to adjustment as provided herein, upon surrender of this Warrant at the principal office of the Company together with a duly executed Subscription Form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Purchase Price, as adjusted to the extent provided herein, in lawful money of the United States of America.

     1. CERTAIN DEFINITIONS. The following terms shall have the meaning set forth below:

         1.1 BOARD. The "Board" means the Board of Directors of the Company.


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

         1.2 COMPANY. The "Company" means The RiceX Company, a Delaware corporation.

         1.3 EXPIRATION DATE. "Expiration Date" means 5:00 p.m. Pacific Time on March 31, 2003, or, if earlier, the date and time determined under Section 5.4 of this Warrant.

         1.4 ISSUE DATE. "Issue Date" means the date of this Warrant.

         1.5 PURCHASE PRICE. "Purchase Price" means seventy-nine cents ($.79) per share of Warrant Stock. The Purchase Price is subject to adjustment, as provided herein.

         1.6 REGISTERED HOLDER. "Registered Holder" means Edward G. Newton or her permitted registered assigns.

         1.7 SEC. "SEC" means the Securities Exchange Commission of the United States of America.

         1.8 WARRANT. "Warrant" means this Warrant and Warrant(s) delivered in substitution or exchange therefor, as provided herein.

         1.9 WARRANT STOCK. "Warrant Stock" means up to 57,000 shares of the Common Stock of the Company and any other consideration issuable under this Agreement upon exercise of this Warrant or any portion thereof. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "Warrant Stock" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant.

     2. EXERCISE. Subject to the terms of this Warrant and compliance with all applicable securities laws, Registered Holder may exercise this Warrant at any time, on any business day before the Expiration Date, for up to the number of shares of Warrant Stock that is set forth in Section 1.9 above, by surrendering this Warrant at the principal office of the Company at 1241 Hawks Flight Court, El Dorado Hills, California 95762, with the subscription form attached hereto duly executed by the Registered Holder, together with full payment in cash or check of the sum obtained by multiplying (a) the number of shares of Warrant Stock the Registered Holder desires to purchase by (b) the Purchase Price or adjusted Purchase Price therefor, if applicable, as determined in accordance with the terms hereof. Registered Holder may exercise this Warrant for less than the full number of shares of Warrant Stock purchasable hereunder but must exercise this Warrant in increments of at least twenty-five percent (25%) of the initial shares of Warrant Stock, as adjusted pursuant hereto, if the exercise is for less than all remaining Warrant Stock then exercisable hereunder. Upon Registered Holder's partial exercise, Registered Holder must surrender this Warrant, and the Company shall issue to the Registered Holder a new Warrant of the same tenor for purchase of the number of remaining shares of Warrant Stock not purchased. Registered Holder shall be deemed to have exercised this Warrant immediately prior to the close of business on the date of its surrender for exercise as provided above, and shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the Registered Holder or Holders a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current fair market value of one whole share of Warrant Stock as of the date of exercise, as determined in good faith by the Company's Board. No fractional shares may be issued upon any exercise of this Warrant.

     3. FULLY PAID SHARES. All shares of Warrant Stock the Company issues upon exercise of this Warrant shall be validly issued, fully paid and non-assessable.

     4. TRANSFER AND EXCHANGE. Subject to the terms of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon Registered Holder's surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company shall issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Warrant Stock not so transferred. Until a transfer of this Warrant is registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes. Notwithstanding the foregoing, this Warrant and the rights hereunder may not be transferred unless such transfer (a) complies with all applicable securities laws and the provisions of Section 11 hereof, and (b) effects the transfer of the right to purchase at least five percent (5%) of the initial shares of Warrant Stock, as adjusted, or the right to purchase all remaining shares of Warrant Stock purchasable under this Warrant if the right to purchase less than five percent (5%) of the initial shares of Warrant Stock remains untransferred.

     5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number or character of shares of Warrant Stock issuable upon exercise of this Warrant and the Purchase Price therefor shall be adjusted to the extent provided below upon occurrence of the following events:

         5.1 ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATION AND SIMILAR EVENTS. The Purchase Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of the Company's Stock. For example, if there should be a 2-for-1 stock split of the Company's Stock, the Purchase Price of this Warrant shall be divided by two (2) and the number of shares of Warrant Stock purchasable under this Warrant shall be doubled. An adjustment under this Section 5.1 shall be effective at the close of business on the date such event becomes effective.

         5.2 ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock payable in securities of the Company, then, and in each such case, the Registered Holder of this Warrant on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable on such exercise prior to such date, the securities or such other securities of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

         5.3 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGE. In case of any reorganization of the Company (or any successor corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the Issue Date, or in case, after such date, the Company (or any other such successor corporation) shall consolidate all of its assets to another corporation, then, and in each such case, the Registered Holder of this Warrant, upon the exercise hereof (as provided in Section 2) at any time after the consummation of such reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled had Registered Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this
Section 5, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Registered Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         5.4 CONVERSION OF WARRANT STOCK. In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company's Certificate of Incorporation, into other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Registered Holder of this Warrant, on exercise hereof at any time after the date on which the Warrant Stock is so converted or ceases to exist (the "Termination Date") shall receive, in lieu of the number of Shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "Former Issuable Number of Shares of Warrant Stock"), the stock and other securities and property to which such Registered Holder would have been entitled to receive upon the Termination Date if such Registered Holder had exercised this Warrant with respect to the Former Issuable Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

         5.5 ADJUSTMENTS TO PURCHASE PRICE. Although an adjustment to the Purchase Price may occur pursuant to this Section 5, the aggregate purchase price for the total number of shares of Warrant Stock purchasable hereunder (as adjusted) shall remain the same.

     6. NO IMPAIRMENT. The Company may not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not set nor increase the par value (if any par value exists) of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

     7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in either the Purchase Price or in the number of share of Warrant Stock, or other stock, securities or property receivable on the exercise of this Warrant, the Treasurer of the Company shall, upon request from Registered Holder, compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. Thereafter, the Company shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Registered Holder.

     8.  NOTICES OF RECORD DATE.  In case:

         (a) The Company shall take a record of the holders of its Warrant Stock for the purpose of entitling them to receive any dividend or other distribution; or

         (b) Of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities, cash or property of another corporation; or

         (c) Of any voluntary dissolution, liquidation or winding-up of the Company; or

         (d) Any redemption or conversion into Common Stock of all outstanding Warrant Stock.

then, and in each such case, the Company shall mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend or distribution, and stating the amount and character of such dividend or distribution, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares of Warrant Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the effective or record date therein specified, as applicable. Failure to provide notice under this Section 8 or any defect therein shall not affect the validity of any action taken in connection with such dividend, distribution, reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion.

     9. LOSS OR MUTILATION. Upon Registered Holders delivery to the Company of evidence reasonably satisfactory to the Company of the ownership, and the loss, theft, destruction or mutilation, of this Warrant, and of indemnity reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Registered Holder in lieu thereof a new Warrant of like tenor.

     10. RESERVATION OF WARRANT STOCK. If at any time the number of authorized but unissued shares the Company's Common Stock or other securities shall not be sufficient to effect the exercise of this Warrant, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities to such number of shares of Common Stock or other securities as shall be sufficient for such purpose.

     11. RESTRICTIONS ON TRANSFER.

         11.1 ACKNOWLEDGMENT, REPRESENTATION AND WARRANTIES OF REGISTERED HOLDER. The Registered Holder understands and acknowledge that neither this Warrant nor the shares of Warrant Stock have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. As a condition to the issuance of this Warrant and to its exercise the Registered Holder hereby represents and warrants to the Company that:

              (a) The Warrant and, if applicable, the shares of Warrant Stock (collectively, the "Securities") have been acquired by the Registered Holder for investment and not with a view to the sale or other distribution thereof within the meaning of the Act and the Registered Holder has no present intention of selling or otherwise disposing of all or any portion of the Securities.

              (b) The Registered Holder has acquired the Securities for the Registered Holder's own account only and no one else has any beneficial ownership in the Securities.

              (c) The Registered Holder is capable of evaluating the merits and risks of any investment in the Securities, is financially capable of bearing a total loss of this investment and has either (i) a preexisting personal or business relationship with the Company or its principals or (ii) by reason of the Registered Holder's business or financial experience, has the capacity to protect her or its own interest in connection with this investment.

              (d) The Registered Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Registered Holder considers important to making the decision to acquire the Securities and has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning an investment in the Securities and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

              (e) The Registered Holder understands that the Securities shall be deemed restricted securities under the Act and may not be resold unless they are registered under the Act and any applicable state securities law, or in the opinion of counsel in form and substance satisfactory to the Company, an exemption from such registration is available.

              (f) The Registered Holder is aware of Rule 144 promulgated under the Act, which rule provides, in substance, that (i) after one year from the date restricted securities have been purchased and fully paid for, a holder may transfer restricted securities provided certain conditions are met, e.g., certain public information is available about the Company, and specific limitations on the amount of shares which can be sold within certain periods and the manner in which such shares must be sold are complied with, and (ii) after two years from the date the Securities have been purchased and fully paid for, holders who are not "affiliates" of the Company may sell restricted securities without satisfying such conditions.

              (g) The Registered Holder further understands that if the requirements of Rule 144 are not met, registration under the Act, compliance with Regulation A, or some other registration exemption will be required for any disposition of the Securities; and that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities other than in a registered offering or other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and such persons and the brokers who participate in the transactions do so at their own risk.


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

         11.2 SALE OR TRANSFER OF WARRANT STOCK. The Registered Holder of this Warrant, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act, covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, such Registered Holder will not sell or transfer any or all of this Warrant or such Warrant Stock, as the case may be, without first providing the Company with an opinion of counsel satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act, and such Registered Holder consents to the Company making a notation on its records, or giving instructions to any transfer agent of this Warrant, or such Warrant Stock, in order to implement this restriction on transfer. The share certificates issued upon exercise of this Warrant shall bear legends referring to the restrictions on transfer set forth in this Section
11. As a condition to the transfer of this Warrant or transfer of the shares issuable on exercise hereof, any permitted transferee must execute and deliver to the Company representations and warranties similar to those set forth in this
Section 11.

     12. REGISTRATION RIGHTS.

         12.1 DEFINITIONS. For purposes of this Section 12:

              (a) ACT. The term "Act" means the Securities Act of 1933, as amended;

              (b) REGISTRABLE SECURITIES. The term "Registrable Securities" means (i) the Common Stock of the Company issuable upon exercise of this Warrant and (ii) the Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, any Registrable Securities sold by a person in a transaction in which her rights under this
Section 12 are not assigned.

              (c) 1934 ACT. The term "l 934 Act" means the Securities Exchange Act of 1934, as amended;

              (d) REGISTRATION: REGISTER OR REGISTERED. The terms "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement;

              (e) REGUIRED INFORMATION. The term "Required Information" means
(i) facts or events representing a material or fundamental change in the information included in the Registration Statement or (ii) prospectus required by Section 19(a)(3) of the Act;


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

              (f) RULE 144. The term "Rule 144" means Rule 144 as promulgated by the SEC under the Act, as amended from time to time, or any similar or successor rule that may be promulgated by the SEC;

              (g) RULE 145. The term "Rule 145" shall mean Rule 145 as promulgated by the SEC under the Act, as amended from time to time, or any similar or successor rule that may be promulgated by the SEC; and

              (h) SEC. The term "SEC" means the Securities and Exchange Commission.

         12.2 COMPANY REGISTRATION. Subject to Section 12.6, if at any time (but without obligation to do so), the Company proposes to Register any of its common stock under the Act (i) in connection with an underwritten public offering of such securities (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, or a registration relating to a Rule 145 transaction or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Company's common stock) on a form that would also permit the Registration of the Registrable Securities or (ii) for the account of a shareholder or shareholders exercising their respective registration rights ((i) and (ii) above shall be considered a "Company Registration"), the Company shall, each such time, promptly give Registered Holder written notice of such determination. Upon the written request of Registered Holder given within twenty
(20) days after the mailing of any such notice by the Company in accordance with
Section 13.3, the Company shall, subject to the provisions of Section 12.6 and subject to any rights the Company may have, pursuant to the terms of other registration rights agreements the Company has entered into or otherwise, to withdraw, suspend or otherwise terminate a Registration Statement for a Company Registration, cause to be Registered all of the Registrable Securities that Registered Holder requested be Registered.

         12.3 REGISTRATION PROCEDURES. Whenever required under Section 12.2 to use its best efforts to effect the Registration of any Registrable Securities, the Company shall accomplish the following as expeditiously as reasonably possible:

              (a) REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement with respect to such Registrable Securities ("Registration Statement") and use its best efforts to cause such Registration Statement to become and remain effective. In connection with any proposed Registration intended to permit an offering of any securities from time to time, the Company shall not be obligated to cause any such Registration to remain effective (i) for more than one hundred and twenty (120) days nor (ii) until the Registered Holder has completed the distribution; provided, that such one hundred twenty (120) day period shall be extended for such period of time as the Registered Holder refrains from selling any securities included in such Registration at the request of an underwriter of common stock or other securities of the Company;

              (b) AMENDMENTS. Prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to comply with the provisions of the Act for the disposition of securities covered by such Registration Statement;

              (c) COPIES. Furnish to Registered Holder copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act and all applicable SEC rules and regulations, and such other documents as the Registered Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by Registered Holder, including without limitation an earnings statement which satisfies the provisions of
Section 11 (a) of the Act; and

              (d) BLUE SKY. Use its best efforts to Register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall reasonably be appropriate for the distribution of the securities covered by the Registration Statement; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions. If any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in the jurisdiction be borne by the selling shareholders, then expenses shall be payable by the selling shareholders pro rata, to the extent required by such jurisdiction.

         12.4 REGISTERED HOLDER INFORMATION. As a condition precedent to the obligations of the Company to take any action pursuant to this Agreement, the Registered Holder shall furnish to the Company such information regarding Registered Holder, the Registrable Securities held by Registered Holder, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         12.5 REGISTRATION EXPENSES. The Company shall bear all expenses of Registration (excluding underwriting discounts and the legal fees of counsel separately retained by the selling Registered Holder and expenses directly incurred by the selling Registered Holder). Such expenses of Registration shall include without limitation, Registration, qualification and filing fees and legal fees of the Company. All underwriting discounts with respect to such shares shall be borne by the Registered Holder requesting registration.

         12.6 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 12.2 to include any of the Registered Holder's Registrable Securities in such underwriting unless the Registered Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and then only in such quantity as will not, in the written opinion of the underwriters or the Company, jeopardize the success of the offering by the Company. If the total amount of securities that the Registered Holder requests to be included in such offering exceeds the amount of securities that the underwriters or the Company reasonably believe to be compatible with the success of the offering, the Company shall only be required to include in the offering so many of the securities of the selling Registered Holder as the underwriters or the Company believe will not jeopardize the success of the offering determined as provided in Section 12.7 below.

         12.7 ALLOCATION OF RIGHTS. Except as may otherwise be required under any other agreement to which the Company is a party on the date of this Warrant, if the total number of shares of Registrable Securities and other common stock with registration rights (including common stock to be received upon conversion of convertible securities) ("Other Shares") exceeds the number of shares to be included in a Registration, then the number of shares of Registrable Securities and Other Shares to be included in the Registration shall be allocated among the Registered Holder of the Registrable Securities and shareholders of the Other Shares who hold similar or greater registration rights on the basis of the proportionate number of shares held by such Registered Holder (assuming full conversion). If any Registered Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to Registered Holder, then the remaining portion of Registered Holders allocation shall be reallocated among those requesting Registered Holders and other selling shareholders whose allocations did not satisfy their requests on the basis of the number of shares of Registrable Securities and Other Shares held by such Registered Holders and other selling shareholders (assuming full conversion). This procedure shall be repeated until all Registrable Securities and Other Shares, which may be included in the Registration, have been so allocated.

         12.8 NO DELAY OF REGISTRATION. No Registered Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         12.9 INDEMNIFICATION. In the event any Registrable Securities is included in a Registration Statement pursuant to this Agreement:

              (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company shall indemnify and hold harmless Registered Holder requesting or joining in a Registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such Registered Holder or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration. In such event the Company shall reimburse each such Registered Holder, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 12.9(a) shall not apply to (i) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor (ii) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any such Registered Holder.

              (b) INDEMNIFICATION BY REGISTERED HOLDER. To the extent permitted by law, each Registered Holder requesting or joining in a Registration will indemnify and hold harmless the Company, each of its officers, legal counsel and directors, and each person, if any, who controls the Company within the meaning of the Act and each agent, any underwriter (within the meaning of the Act) for the Company or such other holders, any person who controls such underwriter and any other holder of selling securities in such Registration Statement or any of its officers or directors or any person who controls such holder against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, agent or underwriter may become subject, under the Act, the 1934 Act or other federal or state law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) arise out of any violation by the Registered Holder of any rule or regulation promulgated under the Act applicable to the Registered Holder and relating to action or inaction required of the Registered Holder in connection with any such Registration, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Registered Holder expressly for use in connection with such registration. Such Registered Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action;

              (c) NOTICE. Promptly after receipt by an indemnified party under this Section 12.9 of notice of the commencement of any action (including any government action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, if representation jointly would be inappropriate due to potential differing interests between such parties in such proceeding, either party may retain counsel of its own. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to her or its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the failure to notify the indemnifying party shall not relieve him of any liability that the indemnifying party may have to any indemnified party otherwise than under this Section 12.9; and

              (d) CONTRIBUTION. If the indemnification provided for in this
Section 12.9 is, held by a court of competent jurisdiction to be unavailable to an indemnified party hereunder with respect to any loss, liability, claim, damage or expense, then the indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and of the indemnified party in connection with the statement or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, and the opportunity to correct or prevent such statement or omission. Such allocation shall be consistent with the principles of indemnification provisions under Sections 12.9
(a) and (b) above.

         12.10 TERMINATION OF THE COMPANY'S OBLIGATIONS. The right of any Registered Holder to request Registration pursuant to this Agreement shall terminate on, or on the first date after, the closing of the first Registered public offering of the Company's common stock initiated by the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Registered Holder may immediately be sold under Rule 144 of the Act during any ninety (90)-day period.

         12.11 REPORTS UNDER 1934 ACT. In order to allow the Registered Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulations of the SEC that may at any time permit the Registered Holder to sell securities of the Company to the public without Registration, the Company agrees to use its best efforts to:

              (a) PUBLIC INFORMATION. Make and keep public information available, as those terms are understood and defined in Rule 144;

              (b) FILING. File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

              (c) COPIES OF REPORTS. Furnish upon request to any Registered Holder, so long as such Registered Holder owns any Registrable Securities:
(i) a written statement by the Company that the Company has complied with the reporting requirements of Rule 144, the Act and the 1934 Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents so filed by the Company as may be reasonably requested in availing any Registered Holder of any rule or regulation of the SEC permitting the selling of any such securities without Registration.

         12.12 LOCKUP AGREEMENT. Upon the request of the Company or the underwriters managing any firm commitment underwritten offering of the Company's securities, in connection with any Registration, each Registered Holder agrees that it shall not, sell or otherwise dispose of any Registrable Securities during a period of up to one-hundred and eighty days (or more if requested by the underwriter or the Company) following the effective date of a registration statement; provided that such agreement shall only apply to the first such Registration including securities sold on behalf of the Company to the public in an underwritten offering. The obligations of the Registered Holders under this paragraph 12.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to all shares (or securities) subject to the foregoing restriction until the end of such one hundred eighty (180)-day period (or such longer period). Registered Holder will not be required to lockup Registrable Securities on terms less favorable than the terms of lockup agreements with the Company's officers and/or directors.

         12.13 NO LIMITATION ON FUTURE REGISTRATION RIGHTS. Other than the obligations imposed hereunder on the Company to allocate registration rights, the Company shall not be restricted from granting any form of registration rights to any person.

         12.14 TRANSFER OF REGISTRATION RIGHTS. The registration rights of Registered Holder under this Agreement may be transferred to any transferee who acquires from Registered Holder shares representing at least one percent (1 %) of the issued and outstanding Shares of the Company; provided, that the Company is given written notice by the Registered Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned.

      13. GENERAL PROVISIONS.

         13.1 NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by Registered Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder shall cause such Registered Holder to be a shareholder of the Company for any purpose by virtue hereof.

         13.2 AMENDMENT. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

         13.3 NOTICES. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or
(iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision:






If to the Company:

Daniel McPeak, Chief Executive Officer
The RiceX Company
1241 Hawk's Flight Court, Suite 103
El Dorado Hills, CA 95762
Fax: (916) 933-3232

If to the Registered Holder:

Edward G. Newton
1044 Callander Way
Folsom, CA  95630

Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

         13.4 CHANGE; WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

         13.5 HEADINGS. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

         13.6 LAW GOVERNING. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of California, excluding its conflict of laws rules

         13.7 INTEGRATION. This Agreement constitutes the entire agreement between the Company and the Registered Holder with respect to the subject matter hereof. Any previous agreement between the Company and the Registered Holder is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, administrators, executors and assigns of the parties hereto.

         13.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.9 Severability. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given full force and effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

Dated: As of March 31, 2000

                                   COMPANY

                                   The RiceX Company, a Delaware corporation

                                   By:  /s/ DANIEL L. McPEAK
                                      -------------------------

                                   its: CEO
                                        -----------------------

                                   REGISTERED HOLDER

                                   /s/ EDWARD G. NEWTON
                                   --------------------------
                                   Edward G. Newton

                                    EXHIBIT 1
                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

         The undersigned Registered Holder of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of __________ Stock of __________, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant. The representations and warranties of the undersigned contained in Section 11 of this Warrant continue to be true and complete on the date hereof.

         Dated:  ________________

                                                  ------------------------------
                                                  Signature of Registered Holder

                                                  ------------------------------
                                                  Street Address

                                                  ------------------------------
                                                  City, State, Zip

                           FORM OF ASSIGNMENT

         FOR VALUE RECEIVED the undersigned Registered Holder of this Warrant hereby sells, assigns and transfers unto the Assignee named below in accordance with the terms and conditions of the Warrant, all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock set forth below:

        NAME OF ASSIGNEE            ADDRESS          NUMBER OF SHARES




and does hereby irrevocably constitute and appoint              Attorney to make
                                                   ------------
such transfer on the books of            maintained for the purpose, with full
                              ----------
power of substitution in the premises.


         Dated:
               ---------------------------



                                      By:
                                         --------------------------------
                                                (Registered Holder)

                                      Name:
                                           ------------------------------

                                      Title:
                                            -----------------------------